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                                                                       EXHIBIT 4


WORLDCRISA CORPORATION AND
CRISA CORPORATION
(WHOLLY OWNED SUBSIDIARIES OF AMERICAN ASSETS HOLDING COMPANY)
Combined Financial Statements
Six Months Ended June 30, 1997,
Supplemental Schedule
Six Months Ended June 30, 1997


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WORLDCRISA CORPORATION AND CRISA CORPORATION

TABLE OF CONTENTS
--------------------------------------------------------------------------------

COMBINED FINANCIAL STATEMENTS AS OF JUNE 30, 1997,
   AND FOR THE SIX MONTHS THEN ENDED:

   Combined Balance Sheet

   Combined Statement of Operations and Accumulated Deficit

   Notes to Combined Financial Statements

SUPPLEMENTAL SCHEDULE FOR THE SIX MONTHS ENDED JUNE 30, 1997:

   Combining Statement of Operations


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WORLDCRISA CORPORATION AND CRISA CORPORATION

UNAUDITED COMBINED BALANCE SHEET
JUNE 30, 1997
(IN THOUSANDS, EXCEPT SHARE AMOUNTS)
--------------------------------------------------------------------------------

ASSETS

CURRENT ASSETS
  Accounts Receivable - net                                                            $  11,496
  Inventory                                                                               22,766
  Prepaid Expenses and other assets                                                          243
                                                                                       ---------
               Total current assets                                                       34,505

PROPERTY AND EQUIPMENT - NET                                                                 378

EXCESS OF COST OVER NET ASSETS OF ACQUIRED BUSINESS                                        8,239

OTHER ASSETS                                                                                 375
                                                                                       ---------
TOTAL ASSETS                                                                           $  43,497
                                                                                       =========
LIABILITIES AND STOCKHOLDER'S EQUITY

CURRENT LIABILITIES
  Notes payable to banks                                                                  16,958
  Accounts payable                                                                         1,958
  Bank overdrafts                                                                            437
  Due to affiliated companies                                                              4,104
  Accrued liabilities                                                                      4,491
  Current portion of capital lease obligations                                                62
                                                                                       ---------
              Total current liabilities                                                   28,010

STOCKHOLDER'S EQUITY
  Common stock (Class A), $.01 par value - 510 shares authorized, issued and outstanding
  Common stock (Class B), $.01 par value - 1,490 shares authorized,
   490 shares issued and outstanding
  Common stock, $1 par value - 3,000,000 shares authorized, 2,040,100 shares
    issued and outstanding                                                                 2,040
  Paid-in capital                                                                         26,142
  Accumulated deficit                                                                    (12,695)
                                                                                       ---------
              Total stockholder's equity                                                  15,487
                                                                                       ---------
TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY                                             $  43,497
                                                                                       =========

See notes to unaudited combined financial statements.

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WORLDCRISA CORPORATION AND CRISA CORPORATION

UNAUDITED COMBINED STATEMENT OF OPERATIONS AND ACCUMULATED DEFICIT
SIX MONTHS ENDED JUNE 30, 1997
(IN THOUSANDS)
--------------------------------------------------------------------------------


NET SALES                                                                              $ 37,426

COST OF GOODS SOLD                                                                       26,510
                                                                                      ---------

           Gross profit                                                                  10,916

OPERATING EXPENSES:
  Selling and marketing                                                                   5,666
  General and administrative                                                              2,248
  Shipping and warehouse                                                                  1,361
                                                                                      ---------

           Total operating expenses                                                       9,275
                                                                                      ---------

OPERATING PROFIT                                                                          1,641

OTHER EXPENSE:
  Interest expense, net                                                                    (899)
  Other, net                                                                               (173)
                                                                                      ---------

           Total other expense                                                           (1,072)
                                                                                      ---------
INCOME BEFORE INCOME TAXES                                                                  569

INCOME TAX EXPENSE                                                                         (138)
                                                                                      ---------

NET EARNINGS                                                                                431

ACCUMULATED DEFICIT, JANUARY 1, 1997                                                    (13,126)
                                                                                      ---------

ACCUMULATED DEFICIT, JUNE 30, 1997                                                    $ (12,695)
                                                                                      =========

See notes to unaudited combined financial statements.

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                   NOTES TO UNAUDITED COMBINED FINANCIAL STATEMENTS



1. The Unaudited Combined Financial Statements presented herein are unaudited but, in the opinion of management, reflect all adjustments necessary to present fairly such information as of and for the six months ended June 30, 1997. Since the following unaudited financial statements have been prepared in accordance with Article 10 of Regulation S-X, they do not contain all information and footnotes normally contained in annual consolidated financial statements including a cash flow; accordingly, they should be read in conjunction with the Combined Financial Statements and notes thereto appearing as
         Exhibit 2 in Amendment 1 of the Current Report on Form 8-K dated August 29, 1997. The interim results of operations are not necessarily indicative of results for the entire year.

2. The supplemental unaudited Combining Statement of Operations is presented for purposes of additional analysis and is not a required part of the basic unaudited combined financial statements. This supplemental schedule is the responsibility of management.

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WORLDCRISA CORPORATION AND CRISA CORPORATION

UNAUDITED COMBINING STATEMENT OF OPERATIONS
SIX MONTHS ENDED JUNE 30, 1997
(IN THOUSANDS)
--------------------------------------------------------------------------------


                                                                            CRISA(1)
                                                                 ------------------------------
                                                      WORLDCRISA       RETAIL       INDUSTRIAL      COMBINED
NET SALES                                             $ 19,195       $ 10,721        $ 7,510       $ 37,426

COST OF GOODS SOLD                                      12,660          7,668          6,182         26,510
                                                       -------         ------         ------         ------

           Gross profit                                  6,535          3,053          1,328         10,916

OPERATING EXPENSES:
  Selling and marketing                                  2,932          1,512          1,222          5,666
  General and administrative                             1,684            333            231          2,248
  Shipping and warehouse                                   602            448            311          1,361
                                                       -------         ------         ------         ------

           Total operating expenses                      5,218          2,293          1,764          9,275
                                                       -------         ------         ------         ------

OPERATING INCOME (LOSS)                                  1,317            760           (436)         1,641

OTHER EXPENSE:
  Interest expense, net                                   (537)          (214)          (148)          (899)
  Other, net                                              (185)             7              5           (173)
                                                       -------         ------         ------         ------

           Total other expense                            (722)          (207)          (143)        (1,072)
                                                       -------         ------         ------         ------

INCOME (LOSS) BEFORE INCOME TAXES                          595            553           (579)           569

INCOME TAX EXPENSE                                         (95)           (25)           (18)          (138)
                                                       -------         ------         ------         ------

NET INCOME (LOSS)                                        $ 500          $ 528         $ (597)         $ 431
                                                       =======         ======         ======         ======

(1) Operating and other expenses related to Crisa Retail ("Retail") and Crisa Industrial ("Industrial") were separately identified and included in the respective operating and other expenses for both divisions. Any remaining operating and other expenses were allocated based on net sales of the divisions.